Exhibit 6

                                                            Date: March 26, 2002



To:        Tower Semiconductor Ltd.
           P.O. Box 619
           Migdal Haemek 23105
           Israel
           Fax:  +972-4-654-7788
           Attention:  Co-Chief Executive Officer

cc:        Yigal Arnon & Co.
           One Azrieli Center
           Tel-Aviv 67021
           Israel
           Fax:  +972-3-608-7714
           Attention:  David H. Schapiro, Adv.

    Re: Amendment to Payment Schedule of Series A-3 and Series A-4 Additional
        ------------------------------------------------------------------------
                              Purchase Obligations
                              --------------------

Dear Sirs,

           With regard to the undersigned's obligation to exercise the Series A-3 and Series A-4 Additional Purchase Obligations, as provided for in its Fab 2 Investment Agreements, all capitalized terms as defined therein, the undersigned hereby agrees that its agreements shall be amended as follows:

           Wafer Partner and Equity Partner Undertaking.
           ---------------------------------------------

                     The undersigned hereby confirms that in accordance with the terms set forth hereunder, it will advance the payment of the entire Series A-3 Additional Purchase Obligation by no later than April 5, 2002 or 2 business days following shareholder approval of this Amendment, without regard to whether the Series A-3 Mandatory Exercise Events occurs, and it will advance the payment of the entire Series A-4 Additional Purchase Obligation by no later than October 1, 2002, without regard to whether the Series A-4 Mandatory Exercise Events occurs.

           Wafer Partner.
           --------------

                     In consideration of its undertaking to advance the Series A-3 Additional Purchase Obligation, by no later than April 5, 2002 or 2 business day following shareholder approval of this Amendment without regard to whether the Series A-3 Mandatory Exercise Events occurs, and to advance the Series A-4 Additional Purchase Obligation, by no later than October 1, 2002, without regard to whether the Series A-4 Mandatory Exercise Events occurs, following each payment advance, (i) the undersigned will be issued fully-paid and



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                     non-assessable ordinary shares of Tower equivalent to sixty percent of the amount of the payment made in connection with the Series A-3 Additional Purchase Obligation and the Series A-4 Additional Purchase Obligation, divided by the average trading price for the ordinary shares during the 30 consecutive trading days preceding the date of actual payment, provided that such average trading price will not exceed $12.50, and (ii) the undersigned's Pre-Paid Credit Accounts will be increased by the amount equivalent to forty percent of the amount of the payment made in connection with the Series A-3 Additional Purchase Obligation and the Series A-4 Additional Purchase Obligation, which will be applicable against Fab 2 production purchases as soon as such production commences at Fab 2, provided that until July 1, 2005 such amounts that are added to the Pre-Paid Credit Account may be applied towards only 7.5% of Fab 2 wafer purchases made by the undersigned.

           Equity Partner.
           ---------------

                     In consideration of its undertaking to advance the Series A-3 Additional Purchase Obligation, by no later than April 5, 2002 or 2 business days following shareholder approval of this Amendment without regard to whether the Series A-3 Mandatory Exercise Events occurs, and to advance the Series A-4 Additional Purchase Obligation, by no later than October 1, 2002, without regard to whether the Series A-4 Mandatory Exercise Events occurs, following each payment advance, the undersigned will be issued fully-paid and non-assessable ordinary shares of Tower equivalent to the amount of the payment made in connection with the Series A-3 Additional Purchase Obligation and the Series A-4 Additional Purchase Obligation, divided by the average trading price for the ordinary shares during the 30 consecutive trading days preceding the date of actual payment, provided that such average trading price will not exceed $12.50.

           Approvals.
           ----------

                     This Amendment is subject to shareholder and third party approvals, as may be applicable.

           Entire Agreement.
           -----------------

                All other provisions of the undersigned's Fab 2 Investment Agreements shall remain unchanged.


                ---------------------------------
                    WAFER OR EQUITY PARTNER

                        Company:  Israel Corporation Technologies
                                  (ICTech) Ltd.
                        By:   /s/AVISAR PAZ
                              --------------------------------------------------
                                   Avisar Paz
                        Title:     Chief Financial Officer of
                                   Israel Corporation Ltd.
                        Date:      March 26, 2002

                        Company:   Israel Corporation Technologies
                                   (ICTech) Ltd.
                        By:   /s/YOSSI ROSEN
                              --------------------------------------------------
                                   Yossi Rosen
                        Title:     Chief Executive Officer of
                                   Israel Corporation Ltd.
                        Date:      March 26, 2002

                        Company:   Macronix (BVI) Co. Ltd.
                        By:   /s/ MIIN WU
                              --------------------------------------------------
                                   Miin Wu
                        Title:     President
                        Date:      March 22, 2002

                        Company:   Alliance Semiconductor Corporation
                        By:   /s/ N.D. REDDY
                              --------------------------------------------------
                                   N.D. Reddy Title:President
                        Date: March 19, 2002

                        Company:   Sandisk Corporation
                        By:   /s/ ELI HARARI
                              --------------------------------------------------
                                   Eli Harari
                        Title:     President and Chief Executive Officer
                        Date:      March 20, 2002

                        Company:   Quicklogic Corp.
                        By:   /s/ ARTHUR WHIPPLE
                              --------------------------------------------------
                                   Arthur Whipple
                        Title:     Chief Financial Officer
                        Date:      May 30, 2002

                        Company:   Tower Semiconductor Ltd.
                        By:   /s/ YOAV NISSAN-COHEN
                              --------------------------------------------------
                                   Yoav Nissan-Cohen
                        Title:     Co-Chief Executive Officer
                        Date:      May 30, 2002




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